UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 27, 2021

HWN, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53461	81-5055489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

980 N. Federal Highway. Suite 304

Boca Raton, Florida 33432

(Address of Principal Executive Offices)

(407) 512-9102

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective September 27, 2021, Roger Ponder resigned as a director of HWN, Inc.., a Delaware corporation, including his position as Chief Executive Officer of the Company.

On September 27, 2021, HWN, Inc., a Nevada corporation (the “Company”), appointed Peter H. Kruse, age 58, to replace Roger Ponder as a member of the board of directors.

Mr. Kruse has been working in financial and operational management throughout his career, working for industry leading names such as Honeywell, Newell Rubbermaid and Nissan. Over the last 4 years, Mr. Kruse has focused on profitable growth in organizations with $10M-$400M in revenue. He has coached more than 30 companies to implement a practical business operating system to align, simplify and focus entrepreneurial businesses to achieve strong results.

There are no family relationships between Mr. Kruse and any director or executive officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 27, 2021

HWN, INC.

By:	/s/ Mark Porter
Name:	Mark Porter
Title:	Chief Executive Officer

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